                                                                     EXHIBIT 4.1

         NEITHER THIS NOTE, NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933 AND THIS NOTE HAS BEEN, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY (AS THAT TERM IS DEFINED BELOW) AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

New York, New York                                           $
------------------                                           -----------------

         PURSUANT TO THIS PROMISSORY NOTE (the "Note"), dated as of June 30, 2001, Continucare Corporation, a Florida corporation (hereinafter sometimes called the "Company") hereby promises to pay to the order of _______________ (hereinafter sometimes called the "Securityholder"), in lawful money of the United States to an account established by Securityholder, the principal amount of _______________ ($_______________), together with interest as provided pursuant to the terms of Section 2.1 of this Note, with such principal amount payable as set forth on Schedule I attached hereto.

                              W I T N E S S E T H :

         This Note supersedes and replaces in its entirety those certain Convertible Subordinated Note due 2002 referred to in the Indenture dated October 30, 1997 between Continucare Corporation and American Stock Transfer and Trust Company, as modified by the First Supplemental Indenture dated January 4, 2000 (the "Old Notes"). In connection with the issuance of this Note, the Securityholder waives any Event of Default or Default under the Old Note.

         In consideration of the premises, and the exchange of the Old Notes for this Note by the Securityholders, the Company covenants and agrees for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1       Definitions.

         The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 1.1. All other terms used in this Note which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in the Securities Act as in force at the date of this Note as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

         "Affiliate" shall have the meaning as set forth in Rule 501(b) under the Securities Act.

         "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

         "Capital Lease Obligation" shall mean, with respect to any Person, at the time any determination thereof is to be made, any obligation of such Person for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of such Person under generally accepted accounting principles.

         "Call Option" shall have the meaning set forth in Section 10.1.

         "Call Option Date" shall have the meaning set forth in Section 10.2.

         "Call Option Event" shall have the meaning set forth in Section 10.2.

         "Call Option Notice" shall have the meaning set forth in Section 10.3.

         "Call Option Notice Date" shall have the meaning set forth in Section 10.2.

         "Call Option Purchase Price" shall have the meaning set forth in
Section 10.1.

         "Capital Stock" shall mean, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) in or of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to purchase any of the foregoing, including, without limitation, each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Common Stock" shall mean the Common Stock, par value $.0001 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         "Company" shall mean Continucare Corporation, a Florida corporation, and, subject to the provisions of Article VIII, shall include its successors and assigns.

         "Company Notice" shall have the meaning set forth in Section 19.1.

         "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amount reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock).

         "Conversion Option" shall have the meaning set forth in Section 10.4.

         "Conversion Price" shall have the meaning set forth in Section 12.1.

         "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Daily Market Price" shall mean the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing price of the Common Stock on the American Stock Exchange (the "Amex"), or if the Common Stock is not then listed on the Amex, as reported on such national securities exchange upon which the Common Stock is listed or the last reported sale price regular way of the Common Stock as reported on the Nasdaq Stock Market's National Market (the "NNM"), or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Definitive Securities" shall mean this Note.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity of the Securities.

         "Event of Default" shall mean any event specified in Section 4.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Note" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

         "Interest Payment Date" shall have the meaning set forth in Section
2.1.

         "Market Capitalization" of the Company, as of any date, shall mean the product of the current market price (determined in accordance with Section 12.6(e)) of the Common Stock on such date and the number of shares of Common Stock outstanding on such date.

         "Maturity Date" shall mean October 31, 2005.

         "Officer" shall mean any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company.

         "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Securityholder.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of or counsel to the Company.

         The term "outstanding" when used with reference to Securities, shall, subject to the provisions of Section 5.4, mean, as of any particular time, all Securities under this Note, except

         (a)      Securities theretofore cancelled;

         (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in Article XI; and

         (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.3 unless proof satisfactory to the Company is presented that any such Securities are held by bona fide holders in due course.

         (d) Securities converted into Common Stock or redeemed in accordance with this Note.

         "Permitted Junior Securities" shall mean any securities provided for by a plan of reorganization or readjustment authorized by a court of competent jurisdiction in a reorganization proceeding in which the rights of holders of Senior Indebtedness are not altered without the consent of such holders, which consent is deemed to have been given if such holders, individually or as a class, approve such plan.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Redemption Date," when used with respect to any Security to be redeemed, shall mean the date fixed for such redemption pursuant to this Note.

         "Regular Record Date" shall have the meaning set forth in Section 2.1.

         A "Repurchase Event" shall occur if after initial issuance of the
Securities:

         (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary of the Company or any current or future employee or director benefit plan of the Company of any Subsidiary of the Company or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors;

         (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person;

         (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting stock of the Company resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction);

         (iv) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (v) the Common Stock of the Company is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act.

Notwithstanding the foregoing, in no event shall a Repurchase Event be deemed to have occurred as a result of the acquisition of greater than 50% of the voting power by Dr. Phillip Frost, or an entity affiliated with Dr. Frost.

         "Repurchase Date" shall have the meaning set forth in Section 19.1.

         "Restricted Payment" shall mean, with respect to any Person, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets (other than a payment or distribution consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock), by such Person in respect of such Person's Capital Stock, excluding dividends from one Subsidiary of the Company to another Subsidiary of the Company or to the Company and excluding cash dividends by the Company which do not exceed $2.0 million in the aggregate in any fiscal year, (ii) except for the purchase of shares of Common Stock of the Company in the aggregate amount of up to $2.0 million in any fiscal year, any payment on account of the purchase, redemption, defeasance or other requirement of such Person's Capital Stock (other than payment or distribution consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock) or any other payment or distribution made in respect thereof, either directly or indirectly or by merger, consolidation or otherwise or (iii) any payment, loan, contribution, or other transfer of funds or other property (other than payments or distributions consisting solely of Capital Stock of the Company, other than Disqualified Capital Stock) to any stockholder of such Person in their capacity as stockholders as opposed to employees, directors or consultants.

         "Restricted Security" shall mean Securities that bear or are required to bear the legends set forth in Exhibit A hereto.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

         "Securities" means this Note and the Company's 7% convertible subordinated notes in substantially the same form as this Note.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securityholder", "holder of Securities", or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the register kept by the Company for that purpose in accordance with the terms hereof.

         "Senior Indebtedness" means, with respect to the Company, any of the following (without duplication): (i)(a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Law whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments whether or not contingent, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured), (c) any Capital Lease Obligations of the Company, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and, with respect to any of the foregoing items described in clauses (a) through (f) above, whether outstanding on the date of execution of this Note or hereafter created, incurred or assumed and (g) all obligations of others of the kinds described in the preceding clauses (a),
(b), (c), (d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Senior Indebtedness" shall not include: (i) indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (a) is junior in right of payment to the Securities or (b) ranks pari passu in right of payment with the Securities, (ii) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (iii) any indebtedness of the Company to any Subsidiary of the Company or to any Affiliate of the Company, (iv) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured) or other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company (other than the current portion of any long-term indebtedness of the Company that, but for this clause
(iv), would constitute Senior Indebtedness), (v) any indebtedness of or amount owed by the Company to employees for services rendered to the Company or in connection with the severance of employment, (vi) any liability for Federal, state, local or other taxes owing or owed by the Company or (vii) obligations in respect of the Securities.

         "Significant Subsidiary" shall mean any Subsidiary of the Company that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02(w)(3) under Regulation S-X promulgated by the Commission as in effect on the date hereof.

         "Subsidiary" shall mean with respect to any Person, (i) any corporation or other entity at least a majority of whose outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its

Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         "Trading Day" shall mean a day on which the principal securities exchange upon which the Common Stock is listed or, if the Common Stock is not listed on any securities exchange, the over-the-counter market, is open for trading in the Common Stock.

         "Transfer Restricted Security" shall have the meaning set forth in the Registration Rights Agreement.


                                   ARTICLE II
                                   SECURITIES

         Section 2.1          Interest.

                  (a) This Security will bear interest at the rate of 7% per annum (the "Coupon Rate") from November 1, 2001, until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on July 31, October 31, January 31 and April 30 of each year (each, an "Interest Payment Date") commencing on January 31, 2002, to the Person in whose name such Security or any Predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be July 15, October 15, January 15 and April 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date").

                  (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, based on actual days elapsed. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

         Section 2.2          Transfer and Exchange.

                  (a) The Securities may not be transferred except in compliance with the legend contained on the first page of this Note unless otherwise determined by the Company in accordance with applicable law.

                  (b) All Definitive Securities issued upon any registration of transfer or exchange of Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Note, as the Definitive Securities surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         The Company shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption under Article X hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         Prior to due presentment for the registration of a transfer of any Security, the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and the Company shall be affected by notice to the contrary.

         (c) When Definitive Securities are presented to the Security registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security registrar duly executed by the Securityholder or his attorney duly authorized in writing; and

                  (2) in the case of Definitive Securities that are Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Securities are being delivered
                  to the Security registrar by a Securityholder for registration in the name of such Securityholder, without transfer, a certification from such Securityholder to that effect (in substantially the form set forth on the reverse of the Security); or

                           (B) if such Restricted Security is being transferred
                  to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                           (C) if such Restricted Security is being transferred
                  (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in a minimum principal amount of $100,000 to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i),
                  (iii) and (iv) above, if the Company or the Security registrar so request, an Opinion of Counsel reasonably acceptable to the Company and to the Security registrar to the effect that such transfer is in compliance with the Securities Act, and, in the case of (iii) above, a letter from the transferee substantially in the form of Annex A to the Company's Offering Memorandum, dated October 27, 1997.

                  (d)(1) Except as permitted by the following paragraph (2), each Security certificate evidencing the Definitive Securities (and all securities issued in exchange therefor or substitution thereof) shall bear legends in substantially the form set forth on the first page of this Note.

                  (2) Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Restricted Security that is a
                  Definitive Security, the Security registrar shall permit the Securityholder to exchange such Restricted Security for a Definitive Security that does not bear the legend required by the preceding paragraph (1) and rescind any restriction on the transfer of such Restricted Security in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after the date which is two years after the later of the date hereof and the last date on which the Company or any Affiliate of the Company was the owner of such Security or delivery of an Opinion of Counsel.

         Section 2.3          Replacement Securities.

         If any mutilated Security is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue a replacement Security if the Company's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Company to protect the Company from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an obligation of the Company and shall be entitled to all of the benefits of this Note equally and proportionately with all other Securities duly issued hereunder.

         Section 2.4          Treasury Securities.

         In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.

         Section 2.5          CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use). The Company will promptly notify the Securityholder of any change in the CUSIP numbers.


                                   ARTICLE III
                       PARTICULAR COVENANTS OF THE COMPANY

         Section 3.1          Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to the order of the holder of Security entitled thereto as they appear in the Security Register.

         Section 3.2          Compliance with Consolidation Provisions.

         The Company will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of
Article VIII hereof are complied with.

         Section 3.3          Restricted Payments.

         The Company shall not make any Restricted Payment to any Person and the Company shall not permit any Subsidiary of the Company to make any Restricted Payment other than to the Company.

         Section 3.4          Payment of Taxes and Assessments.

         The Company shall, and shall cause each Subsidiary of the Company to, pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property, or upon any part thereof or upon its income or profits, or any part thereof, before the same shall become delinquent; provided that nothing in this Section 3.4 or elsewhere in this Note contained shall require the Company to pay any such tax assessment or governmental charge so long as the applicability or validity thereof shall be contested in good faith; and provided further, that neither the Company nor any Subsidiary of the Company shall be required to pay any such taxes, assessment or charges, if in the judgment of the Board of Directors of the Company or such Subsidiary, such payment shall no longer be advantageous to the Company or such Subsidiary in the conduct of its business.


                                   ARTICLE IV
         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

         Section 4.1          Events of Default.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of the principal of or premium, if any, of any of the Securities as and when the same shall become due and payable, and the default continues for a period of 10 days, either at maturity, upon redemption (including redemption and purchase pursuant to Article
IX), by declaration or otherwise, and in each case whether or not such payment is prohibited by the provisions of Article XI; or

                  (b) the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article XI; or

                  (c) the Company defaults in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor, whether or not such payment is prohibited by the provisions of Article XI; or

                  (d) the Company fails to perform or breaches any other covenant or agreement in the Securities or in this Note and the default continues for the period and after the notice specified in the last paragraph of this Section 4.1; or

                  (e) there shall have been entered a decree or order under any Bankruptcy Law by a court of competent jurisdiction that (A) is for relief in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or (B) appoints a Custodian of the Company or such Significant Subsidiary or of any substantial part of the property of the Company or such Significant Subsidiary, as the case may be, or (C) orders the winding-up or liquidation of the affairs of the Company or such Significant Subsidiary, as the case may be, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (C) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or such Significant Subsidiary or of a substantial part of its properties or (D) makes a general assignment for the benefit of its creditors;

                  (g) The Company defaults under any loan, extension of credit or security agreement and, as a result of such default the holder of the Debt Obligation exercises the holder's right to call the debt obligation in default and accelerate payment due thereunder with respect to borrowed money (a "Debt Obligation") that would materially affect any of the Company's property or the Company's ability to repay this Note or perform the obligations under this Note, with the exception of the currently outstanding indebtedness with Humana Medical Plans, Inc. in the amount of approximately $4,000,000; or

                  (h) Any judgment or judgments against the Company involving liability or any attachment, levy or execution against any of its properties for any amount in excess of $150,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of sixty (60) days or more after its entry, issue or levy.

A Default under clause (d) is not an Event of Default until the holders of at least 25% in principal amount of the Securities then outstanding notify the Company in writing of the Default and the Company does not cure the Default within 10 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state the notice is a "Notice of Default." When a Default is cured, it ceases.

         Upon the occurrence of a default under this Note (whether or not it has become an Event of Default), the Company agrees to pay the costs, expenses, attorneys', and other fees paid or incurred by the Holder, or adjudged by a court, including: (i) costs of suit and such amount as the court adjudges for the fees of an attorney in an action to enforce this Note in whole or in part; and (ii) reasonable costs of collection, costs and expenses of, and attorneys' fees incurred or paid towards, the collection, enforcement, or sale of this Note in whole or in part, or of any security for it.

         Section 4.2          Acceleration.

         If any Event of Default (other than an Event of Default specified in Section 4.1(e) or (f) above) occurs and is continuing, the holders of at least 25% in principal amount of the Securities then outstanding, by notice in writing to the Company, may declare to be due and payable immediately the principal amount of the Securities plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately. If an Event of Default specified in Section 4.1(e) or (f) above occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Securityholder. The holders of a majority in principal amount of the outstanding Securities by notice to the Company may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived,
(y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

         Section 4.3          Other Remedies.

         If an Event of Default occurs and is continuing, the Securityholder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Note.

         Section 4.4          Waiver of Defaults and Events of Default.

         Subject only to the provisions of Section 4.7 and 7.1 hereof, the holders of a majority in principal amount of the outstanding Securities by written notice to the Company may waive an existing Default or Event of Default and its consequences except (a) a Default in payment of principal or interest on any Security as specified in clauses (a) and (b) of Section 4.1, (b) the right of Securityholders to have their Securities repurchased pursuant to Article IX or to convert their Securities pursuant to Article XII or (c) in respect of a covenant or provision hereof which under Article VII cannot be modified or amended without the consent of the holder of each outstanding Security affected. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 4.5          Limitation on Suits.

         Except as provided in Section 4.6, a Securityholder may not pursue any remedy with respect to this Note or the Securities unless:

                  (a) the holder gives to the Company written notice of a continuing Event of Default; and

                  (b) the holders of at least 25% in principal amount of the Securities then outstanding give a written notification to the Company of their intent to pursue the remedy;

A Securityholder may not use this Note to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

         Section 4.6          Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Note, the right of any holder of a Security to receive payment of the principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including the Maturity Date and the Repurchase Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

         Notwithstanding any other provision of this Note, the right of any holder of a Security to convert the Security or to bring suit for the enforcement of such right shall not be impaired or affected without the consent of the holder.

         Section 4.7          Undertaking to Pay Costs.

         All parties to this Note agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Note, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 4.7 shall not apply to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of (or premium, if any) or interest on any Security against the Company on or after the due date expressed in such Security.

         Section 4.8          Restoration of Rights and Remedies.

         If any holder has instituted any proceeding to enforce any right or remedy under this Note or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then and in every case, subject to any determination in such proceeding, the Company and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the holders shall continue as though no such proceeding had been instituted.

         Section 4.9          Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 4.10         Delay or Omission Not Waiver.

         No delay or omission or of any holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the holders.

         Section 4.11         Note and Notes Solely Corporate Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note or in any supplemental indenture or in any Note, or because of this Note or any supplemental indenture or any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note and the issue of the Notes.


                                    ARTICLE V
                         CONCERNING THE SECURITYHOLDERS

         Section 5.1          Action by Securityholders.

         Whenever in this Note it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VI, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

         If requested by any Securityholder, the Company shall provide such Securityholder with the name, address and telephone number of all other Securityholders.

         If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Note not later than six months after the record date.

         Section 5.2          Proof of Execution by Securityholders.

         Subject to the provision of Section 6.4, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Company or in such manner as shall be satisfactory to the Company.

         The record of any Securityholders' meeting shall be proved in the manner provided in Section 6.5.

         Section 5.3          Who Are Deemed Absolute Owners.

         Prior to due presentment for registration of transfer of any Security, the Company, any transfer agent and any Security registrar may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Security and for all other purposes; and neither the Company nor any transfer agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         Section 5.4          Securities Owned by Company Deemed Not
                              Outstanding.

         In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Note, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination.


                                   ARTICLE VI
                            SECURITYHOLDERS' MEETINGS

         Section 6.1          Purposes of Meetings.

         A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VI for any of the following purposes:

                  (a) To give any notice to the Company or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article IV; or

                  (b) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Note or under applicable law.

         Section 6.2          Call of Meetings by Company or Securityholders.

         In case at any time the Company pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 6.1, by mailing notice thereof to the Company or the Securityholders, as the case may be.

         Section 6.3          Qualifications for Voting.

         To be entitled to vote at any meeting of Securityholders a person shall be (a) a holder of one or more Securities or (b) a person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

         Section 6.4          Regulations.

         Subject to the provisions of Section 6.3, at any meeting of Securityholders each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 6.2 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 6.5          Voting.

         The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Securityholder to be preserved by the Securityholder, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE VII
                                   AMENDMENTS

         Section 7.1          With Consent of Securityholders.

         With the consent (evidenced as provided in Section 5.1) of the holders of not less than two-thirds in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a Board Resolution, and the Securityholder may from time to time and at any time amend the Note for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date or, once a Company Notice has been sent following a Repurchase Event, the Repurchase Date; (ii) reduce the principal amount of, or the premium or interest on, any Security or the price payable upon a repurchase pursuant to Article IX; (iii) change the place of payment where, or currency in which, any Security or any premium or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (v) adversely affect the right to convert the Securities; (vi) adversely affect the right to cause the Company to repurchase the Securities; (vii) modify the subordination provisions in a manner adverse to the holders of the Securities; (viii) reduce the above-stated percentage of outstanding Securities necessary to modify or amend the Note; or (ix) modify any of the provisions of Section 4.4 except to increase the percentage of aggregate principal amount of outstanding Securities referred to therein.


                                  ARTICLE VIII
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 8.1          Company May Consolidate, etc., on Certain Terms.

         Notwithstanding anything contained herein to the contrary, the Company may consolidate with or merge with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to (each a "transaction"), another Person; provided (i)(a) the Company is the surviving entity, or (b) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such assets are sold, assigned, transferred, leased, conveyed or otherwise disposed is a Person organized and existing under the laws of the United States or a state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture all the obligations of the Company under the Securities; (ii) at the time of and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and
(iii) the Company or the surviving Person (if other than the Company) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) greater than or equal to the Consolidated Net Worth of the Company immediately preceding the transaction and (iv) the Company has delivered to the Securityholder an Officer's Certificate and Opinion of Counsel that all conditions precedent herein relating to such transaction have been complied with.

         Section 8.2          Successor Corporation to be Substituted
                              for Company.

         In case of any such transaction in compliance with Section 8.1 and upon the assumption by the successor corporation, by supplemental Notes, executed and delivered to the Securityholder and satisfactory in form to the Securityholder, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon, except in the case of a lease, shall be relieved of any further liability or obligation hereunder or upon the Securities.

         Section 8.3          Opinion of Counsel to be Given to Securityholders.

         The Securityholders may receive an Opinion of Counsel as conclusive evidence that any transaction, and any assumption, permitted or required by the terms of this Article VIII complies with the provisions of this Article VIII.


                                   ARTICLE IX
                                REPURCHASE RIGHT

         Section 9.1          Repurchase Right.

         In the event that a Repurchase Event occurs after initial issuance of the Securities, each holder of Securities shall have the right (which right may not be waived by the Board of Directors) at the holder's option, to require the Company to repurchase all of such holder's Securities or any authorized denomination thereof, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), for cash at a price equal to 101% of the principal amount of such Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date in accordance with paragraph (b) of this Section 9.1; provided, however, that a Repurchase Event shall not be deemed to have occurred if the Daily Market Price per share of the Common Stock for any 10 Trading Days within the period of 20 consecutive Trading Days ending immediately before the Repurchase Event shall equal or exceed 120% of the Conversion Price in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of the Note.

         Section 9.2          Notice of Repurchase Event.

         Within 15 calendar days after a Repurchase Event, the Company shall mail a notice (the "Company Notice") to each Securityholder of record as of the date of the Repurchase Event stating: (a) that a Repurchase Event has occurred and that such Securityholder has the right to require the Company to repurchase all or any authorized denomination of such Securityholder's Securities at the

Repurchase Price; (b) the current Conversion Price, the date on which the right to convert such Holder's Securities into Common Stock will expire and the place or places where such Securities may be surrendered for conversion; (c) the Repurchase Date; (d) that holders electing to have Securities or any authorized denomination thereof purchased will be required (i) to surrender their Securities to the paying agent at the address specified in the Company Notice on or before the fifth Business Day preceding the Repurchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and (ii) to complete any form of letter of transmittal proposed by the Company; (e) that Securities which have been surrendered to the paying agent may be converted into Common Stock only to the extent that the holder of such Securities withdraws his election to have such Securities purchased in accordance with the terms of this
Article IX; (f) that any Security not tendered or not accepted for payment will continue to accrue interest; (g) that, unless the Company defaults in paying the Repurchase Price, any Security accepted for payment shall cease to accrue interest after the Repurchase Date; and (h) a description of any other procedure which a Holder must follow to exercise his right to have Securities repurchased.

         Section 9.3          Payment of Repurchase Price.

         In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Securities as to which the repurchase right had been exercised in cash to the Securityholder. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall issue in the name of the Securityholder a Security or Securities in the aggregate principal amount of the unpurchased portion of such surrendered Security.

         Section 9.4          Compliance With Laws.

         In connection with any repurchase of Securities under this Article IX, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable
(ii) file the related Schedule 13e-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article IX to be exercised in the time and in the manner specified in this Article IX.


                    ARTICLE X CALL OPTION; CONVERSION OPTION

         Section 10.1         Call Price.

         In the event that a Call Option Event (as defined in Section 10.2) occurs, the Company shall have the right to purchase (the "Call Option") any outstanding principal balance of this Note at a purchase price of $0.10 per dollar (the "Call Option Purchase Price").

         Section 10.2         Call Option Event.

         As used herein, a "Call Option Event" shall be deemed to have occurred when (i) the Company's outstanding common stock trades at or above $2.50 per share for twenty (20) of the thirty (30) trading days prior to the Call Option date, so long as such date is prior to the Maturity Date (the "Call Option Date"), and (ii) the Company's outstanding common stock traded an average of at least 100,000 shares per week (composite reporting) for the four (4) weeks preceding the Call Option Date. (In each case, as such amounts may be adjusted as provided in Article XII).

         Section 10.3         Call Option Notice.

         Within 15 calendar days after a Call Option Event, the Company shall deliver by hand, e-mail or facsimile a notice (the "Call Option Notice") to the Securityholder (the "Call Option Notice Date") stating that a Call Option Event has occurred the Company is exercising its Call Option, including instructions regarding the purchase of the Note.

         Section 10.4         Conversion Option.

         Within 30 calendar days of the Call Option Notice Date, the Securityholder may send, by first-class mail, postage prepaid, a notice to the Company electing to convert the outstanding principal balance and any accrued interest to the date of conversion of the Note into Common Stock at a $1.00 per share conversion price (the "Conversion Option"), subject to adjustment pursuant to Article XII hereto.

         Section 10.5         Tender of Note.

         In the event that the Securityholder does not exercise the Conversion Option, the Securityholder shall tender, in accordance with the Call Option Notice, the Note for cancellation within 30 calendar days of the Call Notice Date and the Company shall pay the Securityholder, within 5 calendar days after the cancellation of the Note, the Call Option Purchase Price in cash, to an account specified by the Securityholder.

         Section 10.6         Registration of Shares.

         In the event that the Securityholder exercises its Conversion Option, the Company shall be required, if it has not already done so, and if requested in writing by the Securityholder, to register the shares of Common Stock issuable upon conversion of the Note if such shares of Common Stock are not otherwise allowable for sale under Rule 144 without volume restrictions. The effective date of the conversion of the Note into Common Stock shall be, unless otherwise agreed in writing by the parties, the latter of the effective date of the registration statement (if so required and requested by the Securityholder) or the date of the Call Option.

         Section 10.7         Mechanics of Conversion.

         Once the Securityholder has notified the Company of its election of the Conversion Option, the Securityholder shall be required to convert the Note and the Call Option shall cease. As promptly as practicable after the Securityholder surrenders this Note for conversion, the Company shall issue and deliver to or upon the written order of the Securityholder a certificate or certificates for the number of full shares of Common Stock as may be determined in accordance with the above provisions to which the Securityholder is entitled and a check or cash with respect to any fractional interest in a share of such capital stock. In lieu of any fractional shares of capital stock to which the Securityholder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors of the Company. The person in whose name the certificate or certificates for such Common Stock are to be issued shall be deemed to have become a shareholder of record on the next succeeding after the date of conversion on which the transfer books are open. The Company covenants that all shares which may be issued upon conversion hereof will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges caused or created by the Company with respect to the issue thereof.

         In the event of conflict between the provisions of Article IX and
Article X, Article X shall be deemed to prevail.


                                   ARTICLE XI
                           SUBORDINATION OF SECURITIES

         Section 11.1         Agreement that Securities to Be Subordinate.

         The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all payments of principal of, premium, if any, and interest on the Securities and all other monetary claims, including such monetary claims as may result from rights of repurchase, under or in respect of the Securities shall be subordinated in accordance with the provisions of this Article XI to the prior payment in full in cash of all amounts payable under all Senior Indebtedness, whether outstanding as of the date of this Note or thereafter incurred.

         Section 11.2         Liquidation; Dissolution; Bankruptcy.

         Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company: (a) holders of all Senior Indebtedness then outstanding shall be entitled to receive payment in full in cash of all amounts owing with respect to all Senior Indebtedness before Securityholders shall be entitled to receive any payment on or with respect to the Securities; and (b) until all Senior Indebtedness is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article XI shall be made to holders of Senior Indebtedness as their interests may appear, except that the Securityholders may receive Permitted Junior Securities.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of the properties and assets of the Company substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a liquidation, dissolution, winding up, reorganization, insolvency, receivership or similar proceeding of the Company for the purposes of this Section.

         Section 11.3 Company Not to Make Payments with Respect to Securities in Certain Circumstances.

                  (a) Unless Section 11.2 shall be applicable, upon the occurrence of any default in the payment of any obligation on or with respect to any Senior Indebtedness, whether with respect to scheduled payments or amounts due upon acceleration (a "Payment Default"), then no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or any of the obligations of the Company under the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, immediately after which the Company shall resume making any and all required payments, including missed payments, in respect of its obligations under the Securities.

         Section 11.4         Payment Over of Proceeds in Certain Events.

         In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Sections 11.2 or 11.3, whether in cash, property or securities, shall be received by the holders of the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of the holders of Senior Indebtedness and shall forthwith be paid over or delivered by such holders of the Securities, as the case may be, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or the Senior Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of, all Senior Indebtedness remaining unpaid to the extent necessary to pay all obligations in respect of such Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness.

         Section 11.5         No Waiver of Subordination Provisions.

         Without notice to or the consent of the Securityholders, the holders of Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payments, or change or extend the time of payment of or renew or alter the Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or released in any manner to the Senior Indebtedness; or accept or release any security for the Senior Indebtedness.

         Section 11.6         Notice to Securityholder of Specified Events;
                              Reliance on Certificate of Liquidating Agent.

         The Company shall give prompt written notice to the Securityholder of any fact known to the Company that would prohibit the making of any payment in respect of the Securities pursuant to the provisions of this Article XI.

         Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article XI, the holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 11.3 are pending, and the holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any such distribution to the holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

         Section 11.7         Subrogation.

         After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made or payment over made under this Article XI to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company, its creditors other than the holders of Senior Indebtedness and Securityholders, a payment or distribution by the Company on or on account of Senior Indebtedness, it being understood that the provisions of this Article XI are, and are intended, solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Section 11.8         Obligation to Pay Not Impaired.

         Nothing contained in this Article XI or elsewhere in this Note, or in the Securities, is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities at the time and place and at the rate and in the currency therein prescribed, or to affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the right, if any, under this Article XI of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Section 11.9         Reliance by Senior Indebtedness on
                              Subordination Provisions.

         Each holder of a Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness (by its original terms or amendment thereof), whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in holding, such Senior Indebtedness. The subordination provisions in this Article XI may be enforced directly by the holders of Senior Indebtedness.

         Section 11.10        Subordination Not to Be Prejudiced by
                              Certain Acts.

         No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act in good faith by any such holder or by noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.


                                   ARTICLE XII
                                   CONVERSION

         Section 12.1         Conversion Privilege.

         A holder of a Security may convert it into fully paid and nonassessable shares of Common Stock of the Company at any time after 60 days following the date of original issuance thereof and prior to and including maturity at the Conversion Price then in effect, except that, with respect to any Security called for redemption or delivered for repurchase, such conversion right shall terminate at the close of business on the Trading Day immediately preceding the Redemption Date or Repurchase Date (unless the Company shall default in making the payment due upon such redemption or repurchase, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security to be converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

         The initial Conversion Price is $1.00 and is subject to adjustment as provided in this Article XII.

         A holder may convert a portion of a Security equal to any integral multiple of $1,000. Provisions of this Note that apply to conversion of all of a Security also apply to conversion of a portion of it.

         Section 12.2         Conversion Procedure.

         To convert a Security, a holder must satisfy the requirements in the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to
Section 12.3. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Securityholder shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

         No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security. However, upon conversion of a Security, the holder thereof shall be entitled to receive interest, if any, accrued and unpaid through the date of such conversion, which interest shall be payable by the Company (without any additional interest) on the next succeeding Interest Payment Date.

         If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall issue for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         Section 12.3         Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the Trading Day prior to the date of conversion.

         Section 12.4         Taxes on Conversion.

         The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

         Section 12.5         Company to Provide Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock. All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Common Stock issuable upon conversion of a Transfer Restricted Security shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Common Stock are to be issued upon conversion of a Transfer Restricted Security and they are to be registered in a name other than that of the holder of such Transfer Restricted Security, then the person in whose name such shares of Common Stock are to be registered must deliver to the Company a certificate satisfactory to the Company and signed by such person as to compliance with the restrictions on transfer contained in such restrictive legends.

         Section 12.6         Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (b) In case the Company shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (e) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are distributed, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. If at the end of the period during which such rights, warrants or options are exercisable not all such rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or the exchange of exchangeable securities actually issued).

                  (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness, cash or other assets (including securities, but excluding those rights, options, warrants and securities referred to in subsection (b) above and excluding dividends and distributions paid exclusively in cash), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (e) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the evidences of indebtedness and/or assets and/or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for the determination of the holders of Common Stock entitled to receive such distribution; provided, however that in the event the fair market value (as so determined) of the portion of the evidences of indebtedness, shares of capital stock, cash, securities and assets so distributed applicable to one share of Common Stock is equal to greater than such current market price per share of Common Stock, or if the excess of such current market price per share over such fair market value is less than $1.00, then the Company shall also distribute to the holders of the Securities the amount of evidences of indebtedness, shares of capital stock, cash, securities and assets such Holder would have received had the Holder converted the Securities immediately prior to the record date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when issued trading market for any securities included in such distribution, it shall in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to subsection (c) of this Section.

                  (d) In case the Company shall, (i) by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash portions of distributions referred to in (c) above or cash distributions upon a merger or consolidation to which Section 12.12 applies) in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and the fair market value of any other consideration paid or payable in respect of any tender offers by the Company for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's Market Capitalization on the record date for such distribution (as determined by the Board of Directors, whose determination shall be described in an Officers' Certificate delivered to the Securityholder and any Conversion Agent), or (ii) purchase Common Stock pursuant to a tender offer made by the Company or any of its Subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Company or any of its Subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made (as determined by the Board of Directors, whose determination shall be described in an Officers' Certificate delivered to the Securityholder and any Conversion Agent) and (b) the aggregate amount of any such all-cash distributions referred to in (i) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's Market Capitalization on the expiration of such tender offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(d) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (e) of this Section 12.6) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as aforesaid), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (e) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) thirty consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, such warrants, such options or such other distribution or such negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                  (f) In any case in which this Section 12.6 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the delivery by the Company to the Securityholder of the certificate described in Section 12.10 below) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

         Section 12.7         No Adjustment.

         No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this

Section 12.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value, or from no par value to par value.

         Section 12.8         Other Adjustments.

         In the event that, as a result of an adjustment made pursuant to
Section 12.6 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article XII.

         Section 12.9         Adjustments for Tax Purposes.

         The Company may make such reductions in the Conversion Price, in addition to those required by Section 12.6 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

         Section 12.10        Notice of Adjustment.

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders at the addresses appearing on the Registrar's books a notice of the adjustment and deliver to the Securityholder an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

         Section 12.11        Notice of Certain Transactions.

         In the event that:

         (1) the Company takes any action which would require an adjustment in the Conversion Price;

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 12.12; or

         (3)      there is a dissolution or liquidation of the Company;

a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, options, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the

Company shall mail to Securityholders at the addresses appearing on the Security registrar's books a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 12.11.

         Section 12.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

         If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the holder thereof a Supplemental Note satisfactory to the Company providing that the holder shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article XII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 12.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         Section 13.1         Successors.

         All the covenants, stipulations, promises and agreements in this Note contained by the Company shall bind its successors and assigns whether so expressed or not.

         Section 13.2         Official Acts by Successor Corporation.

         Any act or proceeding by any provision of this Note authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         Section 13.3         Surrender of Company Powers.

         The Company by instrument in writing executed by authority of two-thirds of its Board of Directors may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

         Section 13.4         Addresses for Notices, etc.

         Any notice or demand which by any provision of this Note is required or permitted to be given or served by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Company, 80 S.W. 8th Street, 23rd Floor, Miami, Florida 33130, Attention: President. Any notice, direction, request or demand by any Securityholder shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the _______________ located at _______________, Attention:
_______________.

         Section 13.5         Governing Law.

         This Note and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

         Section 13.6         Business Days.

         In any case where the date of payment of principal of or premium, if any, or interest on the Securities will not be a Business Day, the payment of such principal of or premium, if any, or interest on the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

         Section 13.7         Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the articles and sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 13.8         Execution in Counterparts.

         This Note may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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


         Section 13.9         Separability.

         In case any one or more of the provisions contained in this Note or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note or of the Securities, but this Note and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 13.10        Assignment.

         The Company will have the right at all times to assign any of its respective rights or obligations under this Note to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company, as the case may be, will remain liable for all such obligations. Subject to the foregoing, the Note is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Note may not otherwise be assigned by the parties thereto.



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


         IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by a duly authorized officer, effective as of the day and year first above written.

                       CONTINUCARE CORPORATION


                       By:
                          -----------------------------------------------------
                       Spencer J. Angel, President and Chief Executive Officer




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